                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  June 4, 2001


                                STOCKERYALE, INC.
             (Exact name of Registrant as specified in its charter)


         MASSACHUSETTS                   0-5460                  04-2114473
(State or other jurisdiction        (Commission File          (I.R.S. Employer
      of incorporation)                  Number)             Identification No.)


                  32 HAMPSHIRE ROAD, SALEM, NEW HAMPSHIRE 03079
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                                 (603) 893-8778

Item 5.  Other Events.

         On June 4, 2001, StockerYale, Inc. (the "Company") issued a press release announcing the closing of a private placement of 1,700,000 shares of the Company's common stock, par value $.001 per share (the "Shares"). The Shares were sold at a per share price of $10.25, resulting in net proceeds to the Company of approximately $16 million. The press release attached as Exhibit 99.1 is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

99.1   Press Release of StockerYale, Inc., dated June 4, 2001.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    STOCKERYALE, INC.

                                                    By: /s/ Gary B. Godin
                                                        -----------------------
Date: June 4, 2001                                      Gary B. Godin
                                                        Chief Financial Officer

                                  EXHIBIT INDEX


      99.1   Press Release of StockerYale, Inc., dated June 4, 2001.